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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of July 1, 2003 (the "PLAN"), by and between Sionix Corporation, a Utah corporation ("Sionix-Utah"), and Sionix Corporation, a Nevada corporation and wholly-owned subsidiary of Sionix-Utah ("SIONIX-NEVADA");

                                    RECITALS:

        A. Sionix-Utah and Sionix-Nevada (collectively, the "PARTIES") desire to enter into this Plan providing for the merger of Sionix-Utah into Sionix-Nevada; and

        B. The authorized capital stock of Sionix-Nevada consists of one hundred fifty million (150,000,000) shares, of Common Stock, par value $.001 per share (the "SIONIX-NEVADA SHARES"), one hundred (100) of which are owned of record and beneficially by Sionix-Utah; and

        C. The authorized capital stock of Sionix-Utah consists of one hundred million (100,000,000) shares of Common Stock, par value $ .001 per share (the "SIONIX-UTAH SHARES"), of which 82,440,053 shares are outstanding on the date hereof;

        D. The merger will have no effect or change on the nature of the business or management of the resulting business operating through the surviving corporation.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

SECTION 1. THE MERGER.
----------------------

        (a) THE MERGER. (i) On the Effective Date (as defined below), Sionix-Utah shall be merged (the "MERGER") with and into Sionix-Nevada in accordance with the Utah Business Corporations Act and the General Corporation Law of the State of Nevada, whereupon the separate existence of Sionix-Utah shall cease, and Sionix-Nevada shall be the surviving corporation (the "SURVIVING CORPORATION").

                   (ii) As soon as practicable after the execution of this Plan, Sionix-Utah and Sionix-Nevada will file a copy of this plan of merger with the Secretary of State of the State of Nevada and make all other filings or recordings required by Nevada and Utah Law in connection with the Merger. The Merger shall become effective at such time (the "EFFECTIVE DATE") as the certificate of merger is duly filed with the Secretary of State of the State of Nevada.

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                   (iii) From and after the Effective Date, the Surviving
           Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Sionix-Utah and Sionix-Nevada, all as provided under the General Corporation Law of the State of Nevada.

        (b) COMMON STOCK. On the Effective Date, by virtue of the Merger and without any further action on the part of the corporation or their shareholders,
(i) each share of Common Stock of Sionix-Utah issued and outstanding immediately prior thereto shall be converted into shares of fully paid and nonassesssable shares of the Common Stock of Sionix-Nevada at a ratio of 1 to 1, and (ii) each share of Common Stock of Sionix-Nevada issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

        (c) STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Common Stock of Sionix-Utah shall be deemed for all purposes to evidence ownership of and to represent the shares of Sionix-Nevada into which the shares of Sionix-Utah represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Sionix-Nevada evidenced by such outstanding certificate as above provided.

        (d) TAX-FREE REORGANIZATION. It is intended by the Parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended, and that this Plan shall constitute a plan of reorganization within the meaning of the regulations thereunder.

SECTION 2. THE SURVIVING CORPORATION.
-------------------------------------

        (a) ARTICLES OF INCORPORATION. The Articles of Incorporation of Sionix-Nevada shall be the Articles of Incorporation of the Surviving Corporation.

        (b) BY-LAWS. The By-Laws of Sionix-Nevada in effect on the Effective Date shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

        (c) DIRECTORS AND OFFICERS. From and after the Effective Date, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Sionix-Utah as of the Effective Date shall be the directors of the Surviving Corporation and (ii) the officers of Sionix-Utah as of the Effective Date shall be the officers of the Surviving Corporation.


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SECTION 3. MISCELLANEOUS
------------------------

        (a)    AMENDMENTS; NO WAIVERS.

                   (i) Any provision of this Plan may be amended or waived prior to the Effective Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Plan or, in the case of a waiver, by each party against whom the waiver is to be effective.

                   (ii) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any right or remedies provided by law.

        (b) SUCCESSOR AND ASSIGNS. The provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Plan without the prior written consent of the other parties hereto.

        (c) GOVERNING LAW. This Plan shall be governed by and construed in accordance with the internal laws of the State of Nevada.

        (d) COUNTERPARTS; EFFECTIVENESS. This Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Plan shall become effective when each party hereto shall have received counterparts hereof signed by all of the other Parties hereto. No provision of this Plan is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the Parties hereto and their respective successors and assigns.

        (e) ENTIRE PLAN. This Plan constitutes the entire agreement among the Parties with respect to the subject matter of this Plan and supercedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Plan.

        (f) SEVERABILITY. If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the Parties shall negotiate in good faith to modify this Plan so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.

        (g) CONDITIONS TO MERGER. The obligations of the Parties to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Parties in its sole discretion to the extent permitted by law): the Merger shall have been approved by the shareholders of Sionix-Utah in accordance with applicable provisions of the Utah Business Corporations Act; and Sionix-Utah, as sole shareholder of Sionix-Nevada, shall have approved the Merger in accordance with the General Corporation Law of the State of Nevada; and any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of Sionix-Utah to be material to consummation of the Merger shall have been obtained.

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        (h) ABANDONMENT OR DEFERRAL. At any time before the Effective Date, this
Plan may be terminated and the Merger may be abandoned by the Board of Directors of either Sionix-Utah or Sionix-Nevada or both, notwithstanding the approval of this Plan by the shareholders of Sionix-Nevada, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of Sionix-Utah and Sionix-Nevada, such action would be in the best interest of such corporations. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of either Party or its Board of Directors or shareholders with respect thereto or Sionix-Nevada.

        IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed by an authorized signature as of the date first written above.




                                             Sionix Corporation,
                                             a Utah corporation

                                             By:    /s/ James J. Houtz
                                                    ------------------
                                             James J. Houtz, President

                                             Sionix Corporation,
                                             a Nevada corporation

                                             By:    /s/ James J. Houtz
                                                    ------------------
                                             James J. Houtz, President




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